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                                                                 EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of July 1, 2004 by and between AHS Management Company, Inc., a Delaware corporation (the "Company"), and David T. Vandewater, an individual ("Employee").

                                   WITNESSETH:

      WHEREAS, the Company desires to enter into this Agreement with Employee and to provide him with the benefits set forth herein in recognition of the valuable services he has rendered and will continue to render to the Company, and for the purposes evidenced herein;

      WHEREAS, Employee is ready and willing to continue to render the services provided for, and on the terms and conditions set forth herein, and he is willing to refrain from activities competitive with the business of the Company during the term of and after this Agreement on the terms and conditions set forth herein;

      WHEREAS, in serving as an employee of the Company, Employee will participate in the use and development of confidential proprietary information about the Company, its customers and suppliers, and the methods used by the Company and its employees in competition with other companies, as to which the Company desires to protect fully its rights;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

      1. Employment. The Company hereby employs Employee and Employee accepts such employment with the Company, subject to the terms and conditions set forth herein. Employee shall be employed as President and Chief Executive Officer and shall perform all duties and services incident to such position, and such other similar duties and services as may be prescribed by the Bylaws of the Company or established by the Chairman of the Board of Directors (the "Board") of the Company, or its parent corporation from time to time. During his employment hereunder, Employee shall devote his best efforts and attention, on a full-time basis, to the performance of the duties required of him as an employee of the Company.

      2. Principal Office. Employee's principal office and normal place of work shall be at the Company's principal executive offices in Nashville, Tennessee ("Principal Office").

      3.    Compensation.

            (a) As compensation for services rendered by Employee hereunder, Employee shall receive:

                  (1) Salary. An annual salary of $450,000, or such higher salary as shall be approved by the Board from time to time, which shall be payable in arrears in equal monthly installments ("Salary").

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                  (2)   Bonus. The Company shall pay Employee an annual cash
            bonus in an amount to be determined by the Board based on whether certain reasonable objectives established by the Board prior to the beginning of each fiscal year as set forth in the Company's Incentive Compensation Plan (the "Plan") have been met. Such bonus and objectives may be stated in a written incentive compensation program which the Company intends to qualify as "performance based compensation" described in Internal Revenue Code section 162(m). The bonus payable during the first year, beginning January 1, 2004, shall be 100% of Employee's Salary if the Plan objectives have been met, and 125% of Salary if the Plan is met and exceeded by 10% or more. Thereafter, Employee shall be a full participant in the Plan as adopted each year by the Board.

                  (3) Fringe Benefits. Employee shall be entitled during the Term of this Agreement (as defined below) to such other benefits of employment with Employer as are now or may hereafter be in effect for Employer's senior executives with duties comparable to Employee including, without limitation, all incentive and deferred compensation, pension, life and other insurance, disability (insured and uninsured), medical and dental and other benefit plans or programs, paid time off and stock option grants as approved by the Board. Without limiting the foregoing, the Company shall (i) provide Employee with not fewer than thirty (30) hours of usage of the Company's airplane for personal use (as compared to business travel) at a cost of $1,800.00 per flight hour (which is the cost of such usage to the Company), (ii) continue to provide Employee with two executive disability income coverage policies with all premiums paid by the Company, (iii) continue to provide Employee with a $5,000,000 life insurance policy on Employee's life for the remaining term of such policy with all premiums to be paid by the Company, and with such policy to be owned by Employee or Employee's designee, and (iv) advance to Employee all premiums due with respect to a $10,000,000 second-to-die life insurance policy insuring the joint lives of Employee and Employee's spouse, with such policy to be owned by Employee or Employee's designee. In addition to advancing the premiums on the second-to-die insurance policy, Employee shall be entitled to receive an additional payment in an amount such that after payment by Employee of all taxes, including income taxes, and taking into account any withholding obligation on the part of the Company, Employee retains an amount equal to the premiums due on such life insurance policy. The Company's obligation to make advances to Employee for the premiums due on the second-to-die insurance policy shall continue notwithstanding Employee's death.

                  (4) Expenses. During the Term of this Agreement, Employer shall reimburse Employee promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of Employer's business upon receipt of reasonable supporting documentation as required by Employer's policies applicable to its officers and other key employees generally.

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                  (5)   Withholdings. All amounts payable to Employee hereunder
            shall be subject to such deductions or withholdings as are required by law or the policies of the Company or as may be authorized or directed by Employee.

            (b) Benefits Review. Prior to the end of each fiscal year of the Company, the Board shall review Employee's salary and benefits payable hereunder. Any increases in salary or changes in fringe benefits determined by the Board at such annual review shall become effective the following month unless otherwise determined by the Company. Employee understands and acknowledges that the opportunity of an annual salary and benefit review by the Board shall not be construed in any manner as an express or implied agreement by the Company to raise or increase his salary or benefits.

            (c) Indemnification. This Agreement hereby incorporates and makes a part of this agreement the Indemnification Agreement dated February 2002, by and between Employee and Ardent Health Services LLC. The provisions and rights guaranteed under that Agreement shall survive any termination of this Agreement.

      4.    Confidential Information and Trade Secrets.

            (a) Trade Secrets. Employee recognizes that Employee's position with the Company requires considerable responsibility and trust, and, in reliance on Employee's loyalty, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information. For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to competitors of the Company. "Confidential Information" is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's business plan, acquisition targets, training manuals, product development plans, pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (1) made available to the general public without restriction by the Company,
      (2) obtained from a third party by Employee in the ordinary course of Employee's employment by the Company, or (3) required to be disclosed by Employee pursuant to subpoena or other lawful process, provided that Employee notifies the Company in a timely manner to allow the Company to appear to protect its interests.

            (b) Non-disclosure. Except as required to perform Employee's duties hereunder, Employee will not use or disclose any Trade Secrets or Confidential Information of the Company during employment, or at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of Employee in violation of this Agreement.

            (c) Material Surrender. Upon termination of Employee's employment with the Company, Employee will surrender to the Company all files, correspondence,

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      memoranda, notes, records, manuals or other documents or data pertaining to the Company's business or Employee's employment (including all copies thereof) however prepared and whether maintained in paper or electronic format. Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information of the Company. All such information and materials, whether or not made or developed by Employee, shall be the sole and exclusive property of the Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all of such information and materials.

      5. Covenants. Employee shall be subject to the following covenants and obligations:

            (a) Non-competition covenant. While employed by the Company, Employee shall not compete or plan or prepare to compete with the Company regarding the ownership, investment in, management of or operation of free standing hospitals that provide either medical-surgical and/or behavioral healthcare services ("Hospital"). Employee shall not compete with the Company for a period of eighteen (18) months following the termination of his employment, within thirty (30) miles of any location where (1) the Company owned, operated or managed any Hospital either on the date his employment terminates or at any time within the immediately preceding fiscal year or (2) the Board had approved the potential or final acquisition of any Hospital prior to his termination and Employee had knowledge of said approval.

            (b) Non-solicitation covenant. Following the termination of Employee's employment with the Company, for a period equal to the term of the non-competition covenant under Section 5(a), Employee shall not directly or indirectly solicit the services of or otherwise induce or attempt to induce any Company Employee to sever his/her employment relationship with the Company. For purposes of this section "Company Employee" shall mean (1) any employee who performs or performed (on the Termination Date or within the previous six (6) months of such date) any of his/her services at the Company's Principal Office and (2) any member of the senior management staff of any line of hospital based healthcare business owned, operated or managed by the Company. Prior to the initiation of any conduct prohibited under this Section, Employee may request that the Company waive application of this Section to said conduct. Granting of such request, however, shall be at the Company's sole discretion.

            (c) Scope and Duration; Severability. The Company and Employee understand and agree that the scope and duration of the covenants contained in this Section 5 are reasonable both in time and geographical area and are fairly necessary to protect the business of the Company. Except as otherwise stated herein, such covenants shall survive the termination of Employee's employment. It is further agreed that such covenants shall be regarded as divisible and shall be operative as to time and geographical area to the extent that they may be made so and, if any part of such covenants are declared invalid or unenforceable, the validity and enforceability of the remainder shall not be affected.

            (d) Assignment. Employee agrees that the covenants contained in this Section 5 shall inure to the benefit of any successor or assign of the Company, with the

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      same force and effect as if such covenant had been made by Employee with such successor or assign.

            (e) Exclusion. Notwithstanding the provisions of this Section 5, Employee's non-competition obligations shall not preclude Employee from owning less than one percent (1%) of the voting power or common interest in any publicly traded corporation conducting business activities in the healthcare industry in competition with the Company or any affiliate.

            (f) Company. For purposes of this Section 5, "Company" shall mean Ardent Health Services LLC, Ardent Health Services, Inc., AHS Management Company, Inc. and Ardent Medical Services, Inc.

      6. Program Participation. Employee represents that he is, and will for the term of this Agreement be eligible to participate in Medicare, Medicaid, CHAMPUS, TriCare, and other federal health programs, and Employee shall not have been sanctioned by the Health and Human Services Office of the Inspector General, Cumulative Sanctions Report, or excluded by the General Services Administration, as set forth on the List of Excluded Providers [see www.dhhs.gov/progorg/oig and www.arnet.gov/epis].

      7. Specific Enforcement. Employee specifically acknowledges and agrees that the restrictions set forth in Sections 4 and 5 hereof are reasonable and necessary to protect the legitimate interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee further acknowledges and agrees that any violation of the provisions of Sections 4 and 5 hereof will result in irreparable injury to the Company, that the remedy at law for any violation or threatened violation of such Sections will be inadequate and that in the event of any such breach, the Company, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The Company shall also have available all remedies provided under state and federal statutes, rules and regulations as well as any and all other remedies as may otherwise be contractually or equitably available. In addition to any other remedy herein granted or available to Company, either at law or in equity, Employee shall forfeit and forever release any claim or right Employee may have to any benefits remaining under this Agreement from the date Employee breached
Section 5 of this Agreement. Any monetary damages sought by the Company under this Section shall not include the benefits forfeited under this Section.

      8. Term. This Agreement shall continue for four (4) years from the date first written above ("Initial Term"), unless sooner terminated in the manner set forth herein; provided, however, that following the Initial Term, this Agreement shall automatically renew at the end of the Initial Term for additional terms of one (1) year (collectively the "Term") unless either party gives notice of termination to the other not later than thirty (30) days prior to any annual anniversary of this Agreement (a "Notice of Non-Renewal"). The date upon which this Agreement and Employee's employment hereunder shall terminate, whether pursuant to the terms of this Section or pursuant to any other provision of this Agreement shall hereafter be referred to as the "Termination Date."

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      9.    Non-Renewal Termination. In the event this Agreement terminates pursuant to a Notice of Non-Renewal, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder except that if the Company is the non-renewing party, the Company shall be obligated to pay Employee, as severance compensation, the salary and benefits set forth in Sections 14(b) and (c) of this Agreement. Employee's obligations under Section 4 hereof shall survive the termination of this Agreement pursuant to a Notice of Non-Renewal by either party. Notwithstanding anything to the contrary herein, Employee's obligations under Section 5 hereof shall only apply for twelve (12) months if the Company is the non-renewing party, but shall continue in full force and effect if Employee is the non-renewing party.

      10. Termination Upon Death of Employee. Except as set forth in Section 3(a)(3)(iii) hereof, in the event Employee dies during the Term of this Agreement, this Agreement shall immediately terminate and neither Employee nor the Company shall have any further obligations hereunder.

      11. Termination by Employee For Cause. Employee may terminate this Agreement thirty (30) days after delivery to the Board of Managers of Ardent Health Services LLC of written notice of his intent to terminate this Agreement, which notice alleges the occurrence of: (a) a material diminution in Employee's office, duties or responsibilities, (b) a material change in the personnel at Welsh, Carson, Anderson & Stowe, IX, L.P. with whom the Company has its primary working relationship, or (c) a material breach by the Company of this Agreement. Notwithstanding the foregoing, however, Employee shall not have the ability to terminate this Agreement if the facts alleged in such written notice have been cured prior to the expiration of such thirty (30) day notice period. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder, except as set forth in
Section 4 above, and except for the Company's obligation to pay Employee, as severance compensation, the salary and benefits set forth in Sections 14(b) and
(c) of this Agreement. Notwithstanding anything to the contrary herein, in the event of a termination pursuant to this Section, Employee shall have no obligations under Section 5 hereof from and after the Termination Date.

      12. Termination by the Company for Cause. The Company shall have the right at any time to terminate Employee's employment immediately for cause. The term "Cause" shall mean (a) Employee's willful refusal to perform, or gross negligence in performing, the reasonable duties of Employee's office delegated under Section 1 of this Agreement, (b) Employee's conviction of or guilty plea to any crime punishable as a felony, or involving fraud or embezzlement, (c) Employee's change in status under Section 6 of this Agreement, (d) any act by Employee involving moral turpitude that materially affects the performance of his duties hereunder, or (e) Employee's use of chemical substances in a manner that materially affects the performance of his duties hereunder. Employee's obligations under Sections 4 and 5 hereof shall survive in full force and effect the termination of the Agreement pursuant to this Section 11. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation to make any payments to Employee hereunder except for unpaid salary or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

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      13.   Termination Without Cause.

            (a) In the event that Employee is terminated by the Company without cause during the Term hereof (which shall not include a termination pursuant to Sections 10, 11, 12, 14 or 15), the Company shall:
      (1) pay Employee all bonuses and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date; and
      (2) pay to Employee, as severance compensation, the salary and benefits set forth in Sections 14(b) and (c) of this Agreement. Employee's obligations under Section 4 hereof shall survive the termination of this Agreement pursuant to this Section. Notwithstanding anything to the contrary herein, in the event of a termination pursuant to this Section,
      Section 5 shall apply in full force and effect for only twelve (12) months from the Termination Date.

            (b) In the event that Employee terminates his employment with the Company without cause during the term hereof (which shall not include a termination pursuant to Sections 10, 11, 12, 14 or 15), the Company shall only be obligated to pay Employee any salary and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date. Employee's obligations under Sections 4 and 5 hereof shall survive in full force and effect the termination of the Agreement pursuant to this Section 12(b).

      14. Termination Upon a Change in Control. Employee shall have the unilateral right, to be exercised or not in his sole discretion, to terminate this Agreement under this Section 14 within three hundred sixty (360) days after a Change in Control (as such term is hereinafter defined). Notwithstanding any statement contained in this Agreement to the contrary (other than in Section
12), in the event of Employee's termination of this Agreement for any reason within three hundred sixty (360) days following a Change in Control, Employee shall be entitled to the compensation and benefits described in Section 14(b) and (c). Employee's obligations under Sections 4 and 5 hereof shall survive in full force and effect the termination of the Agreement pursuant to this Section 14.

            (a) For purposes of this Agreement, a Change in Control means the occurrence of any of the following events, provided that references to the Company in this Section 14(a) shall be treated as a reference solely to Ardent Health Services, Inc. and/or Ardent Health Services LLC, and shall not be treated as a reference to solely the behavioral hospital operations of the Company:

                  (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control. A "Non-

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            Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company, or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any person in connection with a Non-Control Transaction (as hereinafter defined);

                  (2) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's equity holders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule l4a-l 1 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (3) Approval by the holders of the Voting Securities of the Company of:

                        (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                           A) the holders of the Voting Securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization (the "Surviving Entity") in substantially the same proportion as their own ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

                           B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Entity, or a corporation or

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                        entity beneficially directly or indirectly owning a
                        majority of the Voting Securities of the Surviving
                        Entity;

                        (ii) A complete liquidation or dissolution of the Company; or

                        (iii) An agreement for the sale or other disposition of
                  all or substantially all of the assets of the Company to any Person (other than a transfer to (x) a Subsidiary or (y) any Principal or Related Party of a Principal).

                  (4) Any transaction by which any organization other than Welsh, Carson, Anderson & Stowe, IX, L.P. and any Related Party shall cease to own more than fifty percent (50%) of the Voting Securities.

      For purposes of this Section 14, the following defined terms have the following meanings:

      "Principals" means (i) Welsh, Carson, Anderson & Stowe, IX, L.P., (ii) FFC Partners II, L.P., (iii) BancAmerica Capital Investors I, L.P., (iv) any investment fund under common control or management with any person in the foregoing clauses (i), (ii) or (iii), and (v) any general partner or other entity directly controlling or managing any person in the foregoing clauses (i) through (iv).

      "Related Party" means:

            (1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

            (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other persons referred to in the immediately preceding clause (1).

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

            (b) Severance Amount. Employee shall receive as severance benefits under this Section 14 three (3) times the highest salary and bonus level in effect for Employee

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      at any time during the Term of this Agreement. Employee shall also receive a cash amount equivalent of three (3) years of fringe benefits as described in Section 3(a)(3) in effect as of the Termination Date.
      Employee shall also be entitled to receive reasonable attorney's fees and costs incurred in making a successful claim for compensation and benefits hereunder, including all costs of arbitration, mediation, or litigation, if necessary.

            (c) Schedule of Payments. The Company will make cash payments due under this Section 14 in the manner described below following Employee's termination of employment. All other amounts and allowances will be provided or promptly paid upon submission of receipts or other evidence of expenses eligible for reimbursement.

                  (1) All cash and benefits will be paid over forty-eight (48) months, beginning on the first day of the month following the Termination Date.

                  (2) In the event of the death of Employee prior to the payment of all cash due hereunder, all remaining payments may, at the Company's sole discretion either continue to be paid in accordance with Section 14(c) or be made in a single sum to Employee's surviving spouse. If Employee is not married at the time of death, such cash payments may be made to Employee's estate.

      15.   Disability of Employee.

            (a) In the event Employee becomes disabled during the Term of this Agreement, the Company will continue to pay Employee according to the compensation provisions of this Agreement during the period of his disability, until such time as Employee's long term disability insurance benefits become available. However, in the event Employee is disabled for more than six (6) continuous months, the Company may terminate Employee's employment. In this case, the compensation provided for under this Agreement will cease, except for earned but unpaid Salary and Plan awards and other benefits and unreimbursed expenses that would be payable on a pro-rated basis for the fiscal year in which the disability occurred.

            (b) During the period Employee is disabled but is receiving payments of regular compensation described in this Agreement and as long as he is physically and mentally able to do so, Employee will furnish information and assistance to the Company and from time to time will make himself reasonably available to the Company to undertake assignments consistent with his prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of this Agreement, Employee's obligation to furnish information and assistance will end immediately.

            The term "Disability" shall mean the inability of Employee to perform the duties of his employment due to physical or emotional incapacity or illness (including, without limitation, alcohol or chemical dependency), where such inability has continued or is expected to continue for more than one hundred eighty (180) days in any one (1) year period. In the event of a dispute, the determination of Disability shall be made as follows: the Company and Employee (or his executor or personal representative, as the case may

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      be) shall each appoint a physician competent in the field of medicine to which such incapacity or illness relates, and two physicians so selected shall select a third physician who shall be similarly competent. The decision of a majority of such physicians as to the Disability of Employee shall be binding on the parties hereto.

      16.   Assignment.

            (a) The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 3(a) hereof, are personal to him and shall not be assignable. Discharge of Employee's undertakings in Section 4(c) hereof shall be an obligation of Employee's executors, administrators, or other legal representatives or heirs.

            (b) This Agreement may not be assigned by the Company except to an affiliate of the Company, provided, however, that if the Company shall merge or effect a share exchange with or into, or sell or otherwise transfer substantially all its assets to, another corporation, the Company may assign its rights hereunder to that corporation.

      17. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

      If to Employee:                     David T. Vandewater
                                          425 Jackson Boulevard
                                          Nashville, Tennessee  37205

      If to the Company:                  AHS Management Company, Inc.
                                          Attention: General Counsel
                                          One Burton Hills Boulevard, Suite 250
                                          Nashville, Tennessee 37215

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

      18. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Tennessee, without giving effect to the choice of law provisions of such State.

      19. Arbitration and Waiver of Jury Trial. Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the then applicable rules of the Model Employment Arbitration Procedures of American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator shall award all costs, legal expenses and fees to the successful party. The Company and Employee each hereby waive any right to trial by jury of any dispute arising under this Agreement.

      20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions

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

contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

      21. Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

      22. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      23. Employer Policies, Regulations and Guidelines for Employee. Employer may issue policies, rules, regulations, guidelines, procedures or other informational material, whether in the form of handbooks, memoranda, or otherwise, relating to its employees. These materials are general guidelines for Employee's information and shall not be construed to alter, modify or amend this Agreement for any purpose whatsoever.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                                           AHS MANAGEMENT COMPANY, INC.

                                           By: /s/ Stephen C. Petrovich
                                               ---------------------------------
                                           Title: Senior Vice President
                                                  General Counsel and Secretary

                                           EMPLOYEE

                                           /s/ David T. Vandewater
                                           -------------------------------------
                                           David T. Vandewater

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